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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement on Form S-3 of Converse Inc. of our report dated February 18, 1998, appearing on page F-2 of Converse Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 3, 1998 listed under Item 14(a) of Converse Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.


    /s/  PricewaterhouseCoopers LLP
    -------------------------------
    PricewaterhouseCoopers LLP


    Boston, Massachusetts
    December 8, 1998